SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 6, 2007

JOHNSONDIVERSEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-108853

Delaware	80-0010497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8310 16th Street Sturtevant, Wisconsin	53177-0902
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (262) 631-4001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2007, Rudy Markham resigned from the Board of Directors (the “Board”) of JohnsonDiversey Holdings, Inc. (the “Company”). Under Section 4.3(a) of the Amended and Restated Stockholders’ Agreement dated as of May 1, 2006 (the “Stockholders’ Agreement”) among the Company, Commercial Markets Holdco, Inc. and Marga B.V. (“Unilever”), Unilever is entitled to nominate two directors to the Board. Mr. Markham was a member of the Board so nominated by Unilever.

Under Section 4.4(b) of the Stockholders’ Agreement, Unilever is entitled to fill any vacancy created by the resignation of one of its nominated directors. On February 6, 2007, and in accordance with the Stockholders’ Agreement, Unilever appointed Norman Clubb to fill the vacancy on the Board created by Mr. Markham’s resignation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSONDIVERSEY HOLDINGS, INC.

Date: February 6, 2007	By:	/s/ Joseph F. Smorada
Joseph F. Smorada
Vice President and Chief Financial Officer